As filed with the Securities and Exchange Commission on May 12, 1997
                                                            File No. 333-
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 -------------------

                                       FORM S-3
                               REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                     TOPRO, INC.
                   ------------------------------------------------
                   (Name of Registrant as specified in its charter)

         COLORADO                                          84-1042227
-------------------------------                       ----------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                                                      John Jenkins, President
                                                             Topro, Inc.
       2525 W. Evans Avenue                             2525 W. Evans Avenue
      Denver, Colorado  80219                         Denver, Colorado 80219
           (303) 935-1221                                  (303) 935-1221
-----------------------------------                 ----------------------------
(Address, including zip code, and                    (Name, address, including
telephone number, including area                       zip code and telephone
code, of Registrant's principal                        number, including area
executive offices)                                  code, of agent for service)

                                 --------------------

It is requested that copies of all correspondence be sent to: Donna A. Key, Esq., Key & Mehringer, P.C., 555 Seventeenth Street, Suite 3405, Denver, Colorado 80202, telephone number (303) 295-2300, facsimile number (303) 296-1645.

                                 --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement becomes effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

-----------------------------------------------------------------------------------------------
                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Title of each class        Amount to     Proposed maximum    Proposed maximum     Amount of
of securities to be      be registered    offering price    aggregate offering   registration
  registered(1)                           per share(2)          price(2)           fee(2)
-----------------------------------------------------------------------------------------------
Common Stock, $.0001
par value (3)           263,334 Shares        $1.41              $371,301          $112.51
-----------------------------------------------------------------------------------------------
Common Stock issuable
upon exercise of
Warrants                 70,000 Shares        $1.41              $ 98,700          $ 29.91
-----------------------------------------------------------------------------------------------
Total                   333,334 Shares        $1.41              $470,001          $142.42
-----------------------------------------------------------------------------------------------

-------------------
(1) For a description of the various securities referred to herein and the transactions in which they were issued, SEE "Description of Securities - Securities Registered Hereby"

(2) Proposed maximum offering price and registration fee is based on the average of the high and low prices ($1.41) reported by Nasdaq on May 8, 1997 (a date within five business days prior to the initial filing hereof) pursuant to Rule 457(c).

(3)  Represents shares outstanding in the hands of Selling Securityholders.

                                     TOPRO, INC.
                                CROSS REFERENCE SHEET


FORM S-3                                            SECTIONS IN PROSPECTUS
ITEM NO.  CAPTION                                   OR REGISTRATION STATEMENT
--------  -------                                   -------------------------

PART I    INFORMATION REQUIRED IN PROSPECTUS

1         Forepart of the Registration
          Statement and Outside Front
          Cover Page of Prospectus. . . . . . .     Outside Front Cover Page

2         Inside Front and Outside Back
          Cover Pages of Prospectus . . . . . .     Inside Front Cover Pages;
                                                    Table of Contents

3         Summary Information, Risk Factors
          and Ratio of Earnings to Fixed
          Charges . . . . . . . . . . . . . . .     Risk Factors; Prospectus
                                                    Summary

4         Use of Proceeds . . . . . . . . . . .     Prospectus Summary; Use
                                                    of Proceeds

5         Determination of Offering Price . . .     Plan of Distribution

6         Dilution. . . . . . . . . . . . . . .     Not Applicable

7         Selling Security Holders. . . . . . .     Selling Shareholders

8         Plan of Distribution. . . . . . . . .     Plan of Distribution

9         Description of Securities to be
          Registered. . . . . . . . . . . . . .     Description of Securities

10        Interest of Named Experts and
          Counsel . . . . . . . . . . . . . . .     Not Applicable

11        Material Changes  . . . . . . . . . .     Prospectus Summary - The
                                                    Company and Recent
                                                    Developments

12        Incorporation of Certain Information
          by Reference. . . . . . . . . . . . .     Documents Incorporated by
                                                    Reference

13        Disclosure of Commission Position
          on Indemnification for Securities
          Act Liabilities . . . . . . . . . . .     Plan of Distribution -
                                                    Indemnification

PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

14        Other Expenses of Issuance and
          Distribution. . . . . . . . . . . . .     Other Expenses of
                                                    Issuance and Distribution

15        Indemnification of Directors and
          Officers. . . . . . . . . . . . . . .     Indemnification of
                                                    Directors and Officers

16        Exhibits. . . . . . . . . . . . . . .     Exhibits

17        Undertakings. . . . . . . . . . . . .     Undertakings

SUBJECT TO COMPLETION - PRELIMINARY PROSPECTUS DATED MAY 12, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     TOPRO, INC.
    263,334 OUTSTANDING SHARES OF COMMON STOCK OFFERED BY SELLING SHAREHOLDERS
                 70,000 SHARES OF COMMON STOCK TO BE ISSUED TO AND
                          OFFERED BY SELLING SHAREHOLDERS

             An aggregate of 333,334 shares (the "Shares") of $.0001 par value Common Stock (the "Common Stock") of Topro, Inc. ("Topro" or the "Company") may be offered by certain shareholders (the "Selling Shareholders") from time to time in the public market. All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to the Company. Up to 70,000 of the Shares which may be offered by the Selling Shareholders are not outstanding on the date of this Prospectus, but may be issued by the Company after the date of this Prospectus upon exercise of outstanding warrants (the "Warrants") held by Selling Shareholders. These Shares may be resold in the public market by the Selling Shareholders. The Company will receive the exercise price paid for issuance of those shares; however, any difference between that price and the price at which the shares are sold in the market by the Selling Shareholders will accrue to the benefit of the Selling Shareholders. Sales of any of these previously restricted Shares into the public market could impact the market adversely so long as this Offering continues. SEE "Risk Factors."

             The Common Stock is traded in the over-the-counter market and quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small-Cap Market under the symbol "TPRO". On May 8, 1997, the average of the bid and asked prices of the Common Stock as reported by Nasdaq was $1.41 .

             THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGES FIVE THROUGH NINE FOR DISCUSSION OF CERTAIN MATERIAL RISKS IN CONNECTION WITH THE COMPANY WHICH PROSPECTIVE INVESTORS SHOULD CONSIDER PRIOR TO PURCHASING THE SECURITIES OFFERED HEREBY.

             The Shares will be offered by the Selling Shareholders through dealers or brokers in the over-the-counter market. The Shares may also be sold in privately negotiated transactions. Sales through dealers or brokers are expected to be made with customary commissions being paid by the Selling Shareholders. Payments to persons assisting the Selling Shareholders with respect to privately negotiated transactions will be negotiated on a transaction-by-transaction basis. The Selling Shareholders have advised the Company that prior to the date of this Prospectus they have made no agreements or arrangements with any underwriters, brokers or dealers regarding the sale of the Shares. SEE "Plan of Distribution." Any commissions and/or discounts on the sale of Shares offered by the Selling Shareholders will be paid by the Selling Shareholders, and all other expenses related to the filing of the registration statement to which this offering relates are being paid by the Company.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.
                   THE DATE OF THIS PROSPECTUS IS _________, 1997.

----------------------------------------------------------------------------------------------
                         Price Per    Total Number   Aggregate Offering   Proceeds to Selling
                           Share       of Shares            Price             Shareholder
----------------------------------------------------------------------------------------------
Shares Outstanding
Offered by Selling
Shareholders              $1.41(1)      263,334           $ 371,301           $ 371,301
----------------------------------------------------------------------------------------------
Shares to be Outstanding
Offered by Selling
Shareholders (2)          $1.41(1)       70,000           $  98,700           $ 470,001
----------------------------------------------------------------------------------------------

------------------
(1) The Price per Share represents the average of the bid and asked price as reported by Nasdaq on May 8, 1997. These Shares will be offered from time to time by the Selling Shareholders at market prices. Underwriting discounts or commissions may be paid by the Selling Shareholders. SEE "Plan of Distribution."
(2) These Shares will be offered by the Selling Shareholders after exercise of outstanding Warrants. SEE "Description of Securities."

           AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("the 1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's Common Stock and Redeemable Common Stock Purchase Warrants are quoted on Nasdaq and, therefore, copies of such documents and other information are provided to the National Association of Securities Dealers, Inc. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and in New York, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies of such documents and other information are provided to Nasdaq and can be inspected at the Nasdaq offices maintained at the National Association of Securities Dealers, Inc., 1735 "K" Street, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and the address of such Web site is (http://www.sec.gov).

     The Company provides annual reports, including audited financial statements, to its shareholders on request and as required under the 1934 Act.

     The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above.

     The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference: (1) Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 filed with the Commission on September 30, 1996, as amended by Form 10-KSB/A No. 1 filed on January 23, 1997 and Form 10-KSB/A No. 2 filed on February 7, 1997; (2) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 filed with the Commission on November 18, 1996, as amended by Form 10-QSB/A No. 1 filed with the Commission on January 22, 1997; (3) Current Report on Form 8-K dated November 27, 1996 filed with the Commission on December 13, 1996; (4) Current Report on Form 8-K dated December 18, 1996 and filed with the Commission on December 18, 1996; (5) pro forma financial information and financial statements of Advanced Control Technology, Inc., included in the Company's Current Report on Form 8-K dated February 21, 1996 filed with the Commission on March 7, 1996; (6) pro forma financial information and financial statements of Visioneering Holding Corporation included in the Current Report on Form 8-K dated May 30, 1996, filed with the Commission on June 14, 1996, as amended by Form 8-K/A No. 1 filed on August 13, 1996 and Form 8-K/A No. 2 filed on January 21, 1997; (7) Current Report on Form 8-K dated December 31, 1996 filed with the Commission on January 15, 1997, as amended by Form 8-K/A No. 1 filed on February 7, 1997, Form 8-K/A No. 2 filed on February 13, 1997, Form 8-K/A No. 3 filed on February 28, 1997, Form 8-K/A No. 4 filed on March 5, 1997, which includes audited year end and unaudited interim financial statements of All-Control Systems, Inc., and pro forma financial information reflecting the Company's acquisition of this entity;
(8) Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996 filed with the Commission on February 19, 1997; (9) Current Report on Form 8-K dated March 13, 1997 filed with the Commission on March 13, 1997; (10) Current Report on Form 8-K dated April 18, 1997 filed with the Commission on April 18, 1997; (11) Current Report on Form 8-K dated April 29, 1997 filed with the Commission on May 1, 1997 and (12) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the Shares, which documents shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that statements contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any and all of the documents incorporated by reference herein (not including exhibits to those documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such documents should be directed to Shareholder Relations, Topro, Inc., 2525 W. Evans Ave., Denver, CO 80219, telephone (303)935-1221.

                          FORWARD-LOOKING STATEMENTS

     Statements made in this Prospectus, including statements contained in information incorporated by reference, that are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of Section 27A of the Act and Section 21E of the 1934 Act. The Company intends that such forward-looking statements be subject to the safe harbors for such statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of operations and events and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual events may differ materially from those projected in any forward looking statement. There are a number of important factors beyond the control of the Company that could cause actual events to differ materially from those anticipated by any forward looking information. These factors include those discussed in this Prospectus under the heading "Risk Factors" and in the "Management's

Discussion and Analysis" sections of the Company's Securities and Exchange Commission Filings incorporated herein by reference as well as factors described in the Company's Current Reports on Form 8-K and other documents incorporated herein by reference. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and the documents incorporated by reference herein.

THE COMPANY AND RECENT DEVELOPMENTS

     Topro Inc. is an industrial technology company providing control system integration products and services through six wholly-owned subsidiaries:
Topro Systems Integration, Inc. ("TSI"), Management Design & Consulting Services, Inc. ("MDCS"), headquartered in Atlanta, Georgia; Advanced Control Technology, Inc. ("ACT"), headquartered in Albany, Oregon; Visioneering Holding Corp. and its subsidiary Vision Engineering Corporation ("VHC"), headquartered in Cypress, California; and All-Control Systems, Inc. ("ACS") headquartered in West Chester, Pennsylvania. The Company's executive offices and the offices of TSI are located at 2525 West Evans Avenue, Denver, Colorado 80219, telephone (303) 935-1221.

     Any changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the Company's latest Annual Report incorporated herein by reference are described in subsequent reports on Form 10-Q or Form 8-K which are also incorporated herein by reference.

THE OFFERING

     Pursuant to this Prospectus, the Selling Shareholders may from time to time offer all or any portion of an aggregate of 333,334 Shares of Common Stock in the over-the-counter market through underwriters, dealers or brokers or in independently negotiated transactions. SEE "Selling Shareholders" and "Plan of Distribution." The Company will not receive any proceeds from the sale of Shares offered by the Selling Shareholders. As of the date of this Prospectus, 263,334 of the Shares registered for public sale are outstanding, and 70,000 of the Shares have not yet been issued, but may be purchased from the Company by Selling Shareholders at a price of $2.46 per share upon exercise of Warrants and resold by the Selling Shareholders pursuant to this Prospectus. SEE "Description of Securities." The Company will receive the cash proceeds from the exercise of warrants.

RISK FACTORS

     The securities offered are speculative and involve a high degree of risk. Factors which may affect the Company's business and the securities offered hereby include uncertain financial condition, lack of profitability, possible need for additional capital, substantial debt and the likely adverse effect of this Offering on the market price of the Company's Common Stock. SEE "Risk Factors."

USE OF PROCEEDS

     Any net proceeds to the Company from the exercise of outstanding warrants will be used for working capital. SEE "Use of Proceeds."

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following factors in evaluating the Company and its business before purchasing the Common Stock offered hereby.

     FINANCIAL CONDITION; WORKING CAPITAL NEEDS. The Company reported net losses of $1,855,000 and $2,184,000 for the fiscal years ended June 30, 1996 and 1995, respectively, and a net loss of $84,000 for the six months ended December 31, 1996. Management believes that the disposition of the assets and operations of Sharp Electric in late fiscal 1995 and completion of almost all outstanding Sharp Electric projects in fiscal 1996 will curtail substantially the Company's future operating losses, and that the acquisition of MDCS, ACT, VHC and ACS will lead to increased revenues and gross profit; however, there can be no assurance that the Company will achieve profitability during fiscal 1997. Moreover, the acquisition of ACT and VHC in fiscal 1996 has increased substantially Topro's need for capital in the short term. At December 31, 1996, the Company's working capital was $316,000. In March and April 1997 the Company received $1,167,000 in proceeds from exercise of certain warrants, and in April 1997 received an additional $1,500,000 in proceeds from the sale of Preferred Stock. Management believes that cash on hand and operating revenues will be sufficient to fund working capital requirements through fiscal 1997 and beyond. However, the Company may seek additional debt or equity financing to accelerate funding of costs of integrating the acquired operations and capitalizing on the opportunities arising from its expanded market presence and product offerings, or to fund increased cash requirements arising from future acquisitions, if any, and expanded operations. Any issuance of equity securities would result in dilution to the interests of the Company's shareholders and any issuance of debt securities would subject the Company to risks that interest rates may increase or cash flow may be insufficient to repay such indebtedness. SEE Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     RISKS ASSOCIATED WITH ACQUISITIONS. Over the past 24 months the Company has acquired four independent control systems integrators ("CSIs"). Most recently, in fiscal 1997, the Company acquired ACS, headquartered in West Chester, Pennsylvania. Although all activities are coordinated through, and certain administrative functions are centered in, the Company's Denver, Colorado headquarters, operations of these firms were and continue to be conducted in other regions of the U.S.
Although the Company believes it has an adequate infrastructure to support these acquisitions, there can be no assurance that its current management, personnel and other corporate infrastructure will be adequate to manage the Company's growth and operations which are geographically dispersed. Integrating the operations of acquired companies may take management time and attention away from the Company's day-to-day operations. Any inability to integrate an acquired business into its operations, particularly in instances in which the Company has made a significant capital investment, could have a material adverse effect on the Company's results of operations. The Company believes that it will face fewer risks in connection with the acquisition of ACS than it faced in connection with the acquisitions of ACT and VHC, since ACS has a positive net worth and had profitable operations in fiscal 1996.

     DEPENDENCE ON MANAGEMENT. The Company's prospects for success currently are greatly dependent upon the efforts and active participation of its management team, including its Chief Executive Officer, John Jenkins, its Chief Operating Officer, Kevin Fallon and upper level management of its recently acquired subsidiaries. The Company has employment contracts with Messrs. Jenkins and Fallon expiring in January 1999 and February 1999, respectively, and is the beneficiary of a $600,000 key employee insurance policy on Mr. Jenkins, the proceeds of which would be available to permit the Company to engage other qualified personnel. Due to the recent acquisition of MDCS, ACT, VHC and ACS, the Company also is dependent upon management of those subsidiaries to provide continuity and assist in the integration of those new operations into Topro's infrastructure. The Company has entered into employment or consulting agreements with those persons it believes constitute key management of its operating subsidiaries, and many members of its key management are significant shareholders of the Company; however, the loss of the services of any key member of management could be expected to have an adverse effect on the Company over the near term.

     SIGNIFICANT DEBT; ASSET ENCUMBRANCES; RESTRICTIVE COVENANTS.   As of the
date of this Prospectus, the Company's annual debt service requirement is $1,271,000, of which $720,000 is required for principal payments on term loans and $551,000 is required for interest payments. These amounts include ACS' $300,000 annual principal payments and $128,000 interest payments. Repayment of principal on the $4,700,000 principal amount of 9% Convertible Debentures will commence on March 1, 1999. This debt could have important consequences to the holders of Common Stock by restricting the Company's ability to obtain additional financing for working capital, acquisitions or other purposes in the future and by creating the risk that violation of a covenant or other term of the loan agreement could cause the outstanding balance of the loan to become due, putting all of its assets at risk. The Company's ability to make scheduled payments of principal or interest on, or to refinance, the Debentures will depend on future operating performance and cash flow, which are subject to prevailing economic conditions and financial, competitive and other factors beyond its control. The terms of the Debentures impose substantial conditions on the Company's ability to redeem or prepay the Debentures. The loan agreements pursuant to which these

Debentures were issued contain numerous financial, operating and general covenants and require the Company and its subsidiaries to meet certain financial ratios and tests. Through October 1, 1997, the minimum financial standards under the Debentures are as follows: debt to equity ratio no greater than seven to one; current ratio no less than .75 to one; tangible net worth no less than ($3,000,000); and EBITDA from continuing operations divided by interest expense shall be a minimum of three. Following October 1, 1997, the minimum financial standards increase to the following: debt to equity ratio not greater than 3.6 to one; minimum tangible net worth of $1,000,000; and net earnings times interest expense of no less than two to one. A failure to comply with the loan agreement covenants could result in an event of default which could permit acceleration of the debt. The obligations of the Company under the loan agreements are secured by a pledge of all of the capital stock of ACT, VHC and ACS and by a first priority security interest in substantially all of the assets of Topro and its subsidiaries. If the Company becomes insolvent or is liquidated, or if payment under the loan agreement is accelerated, the investor would be entitled to exercise remedies available to secured creditors under applicable law and pursuant to the loan agreement. Accordingly, the Debenture holders will have a prior claim on the assets of the Company and its subsidiaries.
In addition to the Debentures, the Company and its subsidiaries have other outstanding debt, primarily a working capital line of credit, for which assets of the subsidiaries are pledged as collateral. Foreclosure on the assets pledged to secure repayment of debt could reduce the Company's assets to a level at which assets were not sufficient to make any distribution to shareholders in the event of liquidation.

     MARKET OVERHANG. As of the date of this Prospectus, the Company has reserved 5,745,913 shares for issuance upon exercise of outstanding options and warrants, and has registered most of those shares, together with a significant number of privately issued shares, for public sale by the holders. Many of the outstanding privately issued Shares were acquired from the Company at prices ranging from $.67 to $1.00 per Share. Shares are issuable upon conversion of debt and exercise of warrants and options at prices as low as $.67 and $1.00 per Share, respectively. Any sale into the public market of Shares purchased privately at prices below the current market price could be expected to have a depressive effect on the market price of the Company's Common Stock. SEE "Description of Securities."

     Holders of certain of the Company's outstanding warrants, options and other rights may require the Company, subject to certain limitations, to include all or part of their Shares in a registration statement. In addition, certain security holders, most notably the holders of the 9% Convertible Debentures, have been granted "demand" registration rights, requiring the Company to register Shares, at the Company's expense, upon demand of the security holder following notice that the debt will be converted to Common Stock. The exercise of any of these registration rights may in the future depress the market price of the Company's Common Stock.

     INDUSTRY AND ECONOMIC CONDITIONS. A sizable portion of the Company's business is comprised of projects representing capital expenditures, rather than expense items, to its customers. Management believes that its customer base is susceptible to general depressive economic factors which cause such capital projects to be delayed and scaled back and payments to be postponed and disputed. Although general economic factors may affect all industries, management believes that the Company's business may be more susceptible than many due to the high cost of these projects. As a result of recent acquisitions, the Company has significantly increased the number of industrial market segments which it serves and, therefore, has reduced its reliance on any individual market segment.

     NO DIVIDENDS. Topro has not paid dividends since inception on its Common Stock, and it does not contemplate paying dividends in the foreseeable future on its Common Stock in order to use all of its earnings, if any, to finance expansion of its operations. Moreover, the Company is required to pay a cumulative annual dividend of $.90 per share of Series A Convertible Preferred Stock, before any dividend may be declared or paid to holders of Common Stock. SEE "Market for the Company's Common Equity and Related Shareholder Matters -Dividends."

     AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK. Topro is authorized to issue up to 10,000,000 shares of preferred stock. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of Topro's Common Stock may result in a decrease in the value or market price of the Common Stock, provided a market exists, and further could be used by the Board as a device to prevent a change in control of Topro. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. As of the date of this Prospectus, there are 100,000 Shares of Preferred Stock issued and outstanding designated as "Series A Convertible Preferred Stock." The Series A Convertible Preferred Stock has a 6% cumulative annual dividend and has the right to vote in all matters submitted to a vote of shareholders. SEE "Description of Securities - Preferred Stock."

                               USE OF PROCEEDS

     The Company will not receive any proceeds from sales of Shares by the Selling Shareholders. The Company will receive cash proceeds from the exercise, if any, of outstanding Warrants. As of the date of this Prospectus, based on recent market prices for the Company's Common Stock, management believes that it is unlikely that the Warrants will be exercised since the exercise price is $2.46 per share. However, if all of the Warrants were exercised at the exercise price of $2.46 per share, then proceeds of the Offering to the Company would total an aggregate of $172,200 in cash. After deduction of expenses of this Offering payable by the Company, estimated to
total $14,500 net cash proceeds are estimated to total $157,700.   Any net
proceeds to the Company from the exercise of outstanding warrants will be used for working capital.

                             SELLING SHAREHOLDERS

     The following table sets forth information known to the Company regarding the beneficial ownership of Shares of the Company's Common Stock as of May 8, 1997 and as adjusted to reflect the sale of the shares offered hereby, by each Selling Shareholder. The information set forth below is based upon information concerning beneficial ownership provided to the Company by each Selling Shareholder. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                     Shares Beneficially Owned                                              Shares Beneficially
                                        Prior to Offering(1)      Number of Shares Offered Hereby          Owned After Offering
                                     -------------------------    --------------------------------         --------------------
                                                                                 Shares Underlying
Name                                     Number      Percent       Shares(2)         Warrants(3)           Number(4)   Percent
----                                     ------      -------       ---------         -----------           ---------   -------
Kevin Fallon **                       1,572,907(5)                 180,000                -0-             1,392,907

William Shane                            16,667         *           16,667                -0-                   -0-      -0-

Lawrence Miller                          66,667         *           66,667                -0-                   -0-      -0-

Fidelity National Financial, Inc.       275,000                        -0-             25,000

Bruce Wolitarsky                         11,000         *              -0-              1,000

The Pinnacle Fund, L.P.                 120,000         *              -0-             10,000

Donald B. Crosbie IRA                    22,000         *              -0-              2,000

Morrie Galter                            16,500         *              -0-              1,500                              *

Douglas R. Urquhart                      22,000         *              -0-              2,000                              *

Ell and Co. f/b/o AT&T Corporation      149,622         *              -0-             13,602                              *

Topworks and Co. f/b/o Montgomery
County                                   38,467         *              -0-              3,497                              *

Pitt and Co. f/b/o Tracor, Inc.           8,987         *              -0-                817                              *

Selkeld & Co. f/b/o Sisters of
St. Joseph of Corondelet                  5,907         *              -0-                537                              *

Mac & Co. f/b/o Local 25 SEIU
Employers Pension Fund                    2,915         *              -0-                                  265            *

Siglar & Co. f/b/o Marion Bradley
Glass Via Part Trust                      7,266         *              -0-                                  661            *

Siglar & Co. f/b/o Marion Bradley
Glass Trust                               7,265         *              -0-                660                              *

Bost & Co. f/b/o Fairfax County
Public Schools                           46,706         *              -0-              4,246                              *

Iowa State University Foundation          7,865         *              -0-                715                              *

FK Investments, LP                       38,500         *              -0-              3,500                              *

----------------------
*    Less than one percent.

**   Denotes an officer-employee of the Company.

(1) Beneficial ownership is calculated in accordance with Rule 13d-3 (d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3 (d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person of the class, but not deemed outstanding for the purpose of calculating the percentage owned of the class by any other person.

(2) The number of Shares offered hereby consists of outstanding Shares held and offered for the account of the Selling Shareholders.

(3) The number of Shares underlying the Warrants are those Shares registered for sale upon exercise of the Warrants held by Selling Shareholders.

(4) Assumes that the Warrants are exercised and all Shares are sold by the Selling Shareholders.

(5) Includes Shares subject to a lock-up agreement with Renaissance and Bathgate McColley Capital Group LLC whereby the holders have agreed that without prior consent they will not sell 1,400,000 shares until February 7, 1998, and that until February 7, 1999 they will not sell more than 25% (350,000) of those shares. In the event other shareholders subject to this lock-up agreement sell less than 25% of their Shares during such period, other shareholders may sell more than 25% so long as the aggregate number of Shares sold by the group does not exceed 25%. Also includes options currently exercisable to purchase 66,667 shares of Common Stock at a per share price of $2.25.

RELATIONSHIPS AND TRANSACTIONS WITH CERTAIN SELLING SHAREHOLDERS

     Kevin Fallon was an officer, director and shareholder of ACS at the time ACS was acquired by the Company. In connection with the acquisition Mr. Fallon in his individual capacity or as an officer, director or shareholder of ACS, entered into agreements (the "Merger Agreements") related to the Agreement of Merger dated December 31, 1996.

     One of the Merger Agreements is an escrow arrangement relating to a deferred tax liability in the amount of $138,900 that ACS is required to carry on its financial statements due to the termination of ACS' status as a subchapter S corporation at the time of acquisition. This escrow arrangement generally provides that 61,733 shares issued in connection with the acquisition are to be held to cover the deferred tax liability should the Company be required to pay the liability. The amount of shares held in escrow will be reduced as the deferred tax liability is reduced on the Company's books. The Selling Shareholders can replace the escrowed shares with cash or other collateral acceptable to the Company, thereby freeing the shares from the escrow arrangement.

     Other Merger Agreements include a sales representation agreement and an option agreement relating to certain technology. Both agreements are between ACS and Fallon Technology, Inc. ("Fallon Tech"), a Pennsylvania corporation owned by Mr. Fallon and members of his family. Under these agreements Fallon Tech is granted, among other things, the exclusive authority and right to use, demonstrate, sell, and grant sub-licenses of certain technology, and the right to purchase an exclusive license with respect to certain technology in the year 2000. During the terms of these agreements, no sales fees, commissions nor other compensation generated by sales of the technology will be paid nor accrue to Mr. Fallon nor to members of his family.

     Mr. Fallon, as a Vice President and the Chief Operating Officer of the Company, is subject to an employment agreement with the Company which terminates February 8, 1999 unless extended by mutual agreement between the parties. In addition, Mr. Fallon and the Company entered into an Indemnification Agreement with the Company which requires, among other things, that the Company hold harmless and indemnify Mr. Fallon against: (i) expenses he may incur with respect to claims made against him as an officer or director of the Company; and (ii) losses he may incur in connection with certain obligations of ACS for which Mr. Fallon has acted as guarantor.


                              PLAN OF DISTRIBUTION

SALE OF SECURITIES BY SELLING SHAREHOLDERS

     The Selling Shareholders have advised the Company that prior to the date of this Prospectus they have not made any agreements or arrangements with any underwriters, brokers or dealers regarding the resale of the Shares. The Company has been advised by the Selling Shareholders that the Shares may at any time or from time to time be offered for sale either directly by the Selling Shareholders or by their transferees or other successors in interest. Such sales may be made in the over-the-counter market or in privately negotiated transactions.

     The Selling Shareholders have exercised their right to require the Company to register the Shares which the Selling Shareholders received from the Company in connection with: (1) the acquisition of ACS, a private transaction; (2) the purchase of the shares in a private transaction; or (3) the receipt of the
Warrants as a penalty for failing to meet certain requirements.   The Selling
Shareholders were granted certain registration rights pursuant to which the Company has agreed to maintain a current registration statement to permit public sale of the Shares for a period of at least nine months from the date of this Prospectus or until the Shares have been sold, whichever first occurs. The Company will pay all of the expenses incident to the offering and sale of the Shares to the public by the Selling Shareholders other than commissions and discounts of underwriters, dealers or agents, if any. Expenses to be paid by the Company include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal fees in connection with the qualification of the sale of the Shares under the laws of certain states, registration and filing fees, printing expenses, and other expenses. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. However, the Company will receive the exercise price of the Warrants if and when the Warrants are exercised.

     The Company anticipates that the Selling Shareholders from time to time will offer the Shares through: (i) dealers or agents or in ordinary brokerage transactions; (ii) direct sales to purchasers or sales effected through an agent; (iii) privately negotiated transactions; or (iv) combinations of any such methods. The Shares would be sold at market prices prevailing at the time of sale or at negotiated prices. Dealers and brokers involved in the offer and sale of the Shares may receive compensation in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchasers of Shares for whom such underwriters, dealers or agents may act. The Selling Shareholders and any dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "1933 Act") and any profit on the sale of the Shares and any discounts, commissions or concessions received by any dealers or agents might be deemed by the NASD to constitute underwriting compensation.

     If the Company is notified by the Selling Shareholders that any material arrangement has been entered into with an underwriter for the sale of Shares, a supplemental prospectus will be filed to disclose such of the following information as the Company believes appropriate: (i) the name of the participating underwriter; (ii) the number of Shares involved; (iii) the price at which such Shares are sold; (iv) the commissions paid or discounts or concessions allowed to such underwriter; and (v) other facts material to the transaction.

     Sales of Shares in the over-the-counter market may be by means of one or more of the following: (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.

     The Company is unable to predict the effect which sales of the Shares by the Selling Shareholders might have upon the market price of the Company's Common Stock or the Company's ability to raise further capital. SEE "Risk Factors - Market Overhang."

PRIVATE SALE OF COMMON STOCK BY THE COMPANY

     The Company will issue Shares of "restricted" Common Stock to the Selling Shareholders upon their exercise of the outstanding Warrants which they received from the Company in private transactions. The Company anticipates that Shares issued upon exercise of the Warrants will be sold by the Selling Shareholders as described above.

INDEMNIFICATION

     The Company's Articles of Incorporation provide that the Company shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to other actions; and
(iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

     In connection with this Offering the Company and the Selling Shareholders have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

                              DESCRIPTION OF SECURITIES

     As of the date of this Prospectus, the Company is authorized to issue 200,000,000 Shares of $.0001 par value Common Stock and 10,000,000 Shares of $.0001 par value Preferred Stock are authorized. No holder of any shares has any preemptive right to subscribe for any of the Company's securities.

     NO CUMULATIVE VOTING. Each holder of Common Stock is entitled to one vote per Share with respect to all matters that are required by law to be submitted to Security holders. Security holders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the Shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining Shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

     ISSUED AND OUTSTANDING. As of May 8, 1997, the Company had issued and outstanding 11,708,473 Shares of Common Stock and 100,000 Shares of Preferred Stock.

     SERIES A CONVERTIBLE PREFERRED STOCK. As of the date of this Prospectus, there are 100,000 Shares of Preferred Stock issued and outstanding designated as "Series A Convertible Preferred Stock." Each share of Series A Convertible Preferred Stock shall be converted into ten shares of the Company's $.0001 par value Common Stock upon the earliest to occur of the following events: (1) at the option of the holder, upon notice to the Company, at any time; or (2) automatically, at any time commencing one year from the date of issuance of such share, if (a) the closing sale price of the Common Stock as reported by Nasdaq for 20 for consecutive trading days is $3.00 or more, and
(b) the Common Stock into which the share of Series A Convertible Preferred Stock is convertible has been registered by the Company for public sale by the holder; or (3) automatically, on the date which is five years and one day following the date of issuance of such share. Each share of Series A Convertible Preferred Stock shall receive an annual dividend of $0.90 per share, payable quarterly, from funds legally available therefor, as and if declared by the Board of Directors, such dividend to be cumulative and to be paid before any dividend is paid on outstanding shares of Common Stock. Shares of Series A Convertible Preferred Stock have the right to vote in the election of directors and on all other matters which may be submitted to a vote of shareholders of the Company, and are entitled to the number of votes per share equal to the number of shares of Common Stock which would be issuable as of the record date for determining shareholders entitled to vote on such matter.

SECURITIES REGISTERED HEREBY.

     Effective February 7, 1997 the Company issued 1,883,334 Shares to the shareholders of ACS in exchange for all of the outstanding shares of ACS.
The 83,334 shares issued to Lawrence Miller and William Shane, the two shareholders of ACS who were not members of management of that Company, are registered for public sale pursuant to this Prospectus. On March 7, 1997 the Company sold 180,000 Shares to Kevin Fallon for $270,000, or $1.50 per Share, under an exemption afforded by Section 4(2) under the Act. Those Shares are registered for public sale pursuant to this Prospectus.

     Effective February 1, 1997 the Company issued warrants (the "Warrants") to purchase up to 70,000 Shares of Common Stock at an exercise price of $2.46 per Share. These Warrants were issuable automatically as a penalty for the Company's failure to have effective a registration statement by February 1, 1997 which included shares of the Company's Common Stock sold to a limited number of accredited, institutional investors in a private placement on November 27, 1996. Those shares were issued pursuant to exemptions from registration set forth in Section 4(2) and Rule 506 of Regulation D under the Act and included certain "piggy-back" registration rights which imposed the penalty. The Warrants are exercisable until January 31, 1999. The Common Stock underlying the Warrants are registered for public sale pursuant to this Prospectus.

TRANSFER AND WARRANT AGENT.

     American Securities Transfer, Inc., 938 Quail Street, Lakewood, Colorado 80215, serves as transfer agent for the Common Stock and as Warrant agent for the Public Warrants.

     The Company serves as agent for its privately issued notes, options, debentures and warrants.

                                    LEGAL MATTERS

     The legality of the issuance of the Shares of Common Stock being offered by the Selling Shareholders hereunder will be passed upon on behalf of the Company by Key & Mehringer, P.C., 555 17th Street, Suite 3405, Denver, Colorado 80202.


                                       EXPERTS

     The consolidated balance sheet of Topro, Inc. and subsidiaries as of June 30, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1996 and 1995, which appear in the Company's Form 10-KSB for the year ended June 30, 1996 have been incorporated by reference herein in reliance upon the report, dated October 4, 1996, of Hein + Associates LLP, Denver, Colorado, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Advanced Control Technology, Inc. and Subsidiary as of March 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended which appear in the Company's Current Report on Form 8-K dated February 21, 1996, as amended, have been incorporated by reference herein in reliance upon the report, dated June 1, 1995, of Moss Adams LLP, Eugene, Oregon, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Vision Engineering Corp. and Vision Fabrication, Inc. as of December 31, 1995 and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended which appear in the Company's Current Report on Form 8-K dated May 30, 1996, as amended, have been incorporated by reference herein in reliance upon the report, dated July 30, 1996, of Hein + Associates LLP, Orange, California, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

     The statement of operations, stockholders' equity (deficit) and cash flows of Vision Engineering Corp. for the year ended December 31, 1994 which appear in the Company's Current Report on Form 8-K dated May 30, 1996, as amended, have been incorporated by reference herein in reliance upon the report, dated September 22, 1995, of McGladrey & Pullen, LLP, Anaheim, California, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of All-Control Systems, Inc. and affiliate which appear in the Company's Current Report on Form 8-K dated December 31, 1996, as amended, have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report included therein and are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR MAKE ANY REPRESENTATIONS NOT
CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
BE NOT RELIED UPON AS HAVING BEEN AUTHORIZED BY
THE COMPANY.   THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF
AN OFFER TO BUY ANY OF THE SECURITIES TO ANY
PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR
SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF
THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT
THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO ITS DATE.

                                                                 TOPRO, INC.

               TABLE OF CONTENTS

Available Information; Documents Incorporated
     by Reference. . . . . . . . . . . . . . . . 2
Forward Looking Statements . . . . . . . . . . . 3
Prospectus Summary . . . . . . . . . . . . . . . 4             333,334 Shares
Risk Factors . . . . . . . . . . . . . . . . . . 5            of Common Stock
Use of Proceeds. . . . . . . . . . . . . . . . . 8
Selling Shareholders . . . . . . . . . . . . . . 8
Plan Of Distribution . . . . . . . . . . . . . .11               PROSPECTUS
Description Of Securities. . . . . . . . . . . .13
Legal Matters. . . . . . . . . . . . . . . . . .15
Experts. . . . . . . . . . . . . . . . . . . . .15              ______, 1997

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table shows all expenses of the offering, other than underwriting discounts and commissions.


     SEC Filing fee                           $    143
     Printing costs                           $    200
     Edgar cost                               $  1,000
     Legal fees                               $  5,000
     Accounting fees                          $  8,000
     Miscellaneous                            $    157

          Total                               $ 14,500
                                              --------
                                              --------

     All amounts listed above, except for the registration fee, are estimates. All expenses itemized above will be paid by the Registrant. Sales agent discounts and commissions to any brokers or dealers will be borne by the Selling Shareholders for the Shares offered by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 7-109-101 through 7-109-110 of the Colorado Business Corporation Act and Article 5 of the Company's Articles of Incorporation, under certain circumstances provide for the indemnification of the Company's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Company's Articles of Incorporation and the relevant Section of the Colorado Business Corporation Act.

     The Company's Articles provide that the Company shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

     In addition to the foregoing, unless hereafter limited by the Company's Articles of Incorporation, a court, upon petition by an officer or director, may order the Company to indemnify such officer or director against liabilities arising in connection with any proceeding. A court may order the Company to provide such indemnification, whether or not the applicable standard of conduct described above was met by the officer or director. To order such indemnification the court must determine that the petitioner is fairly and reasonably entitled to such indemnification in light of the circumstances. With respect to liabilities arising as a result of proceedings on behalf of the Company, a court may only require that a petitioner be indemnified as to the reasonable expenses incurred.

     Colorado law authorizes the Company to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding, in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Company a written statement of his belief that he met the applicable standard of conduct required to permit such indemnification. The person seeking such expense advances must also provide the Company with a written agreement to repay such advances if it is determined the applicable standard of conduct was not met. A determination must also be made that the facts known to the Company would not preclude indemnification.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Company's Articles of Incorporation, Bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the Colorado statutes and any limitations upon indemnification set forth in the Articles of Incorporation.

     The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Company.

     Insofar as indemnification for liabilities arising under the Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or

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


otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS. The following is a complete list of exhibits filed as part of this Registration Statement, which exhibits are filed herewith or incorporated by reference herein.

Exhibit
Number    Description
-------   -----------

   2.1 Agreement and Plan of Merger dated July 26, 1995 regarding the acquisition of Management Design and Consulting Services, Inc. (A)

   2.2 Agreement and Plan of Merger dated February 21, 1996 - regarding the acquisition of Advanced Control Technology, Inc. (B)

   2.3 Agreement of Merger dated May 17, 1996 - regarding the acquisition of Visioneering Holding Corporation. (C)

   2.4 Agreement of Merger dated December 31, 1996 - regarding the acquisition of ACS. (G)

   3.3    Restated Articles of Incorporation.  (E)

   3.4    Bylaws  (D)

   4.1    Specimen form of the Company's Stock Certificate.  (F)

   5.1 Opinion of Key & Mehringer, P.C. as to the legality of the securities registered hereby. Filed herewith.

  21.1    List of Subsidiaries. (E)

  23.1    Consent of Key & Mehringer, P.C.  See Exhibit 5.1.

  23.2    Consent of Hein + Associates LLP.  Filed herewith.

  23.3    Consent of Moss Adams LLP.  Filed herewith.

  23.4    Consent of McGladrey & Pullen, LLP.  Filed herewith.

  23.5    Consent of BDO Seidman, LLP.  Filed herewith.

  24.1    Power of Attorney.  Filed herewith.
------------

     (A) Incorporated by reference to the Form 8-K Current Report dated August 10, 1995.

     (B) Incorporated by reference from the Company's Form 8-K dated February 21, 1996.

     (C)  Incorporated by reference from the Company's Form 8-K dated May 30,
          1996.

     (D) Incorporated by reference from Exhibit 3.3 to Registration Statement on Form S-1, File No. 33-47159, effective June 17, 1992.

     (E) Incorporated by reference from the Company's Form 10-KSB for the fiscal year ended June 30, 1996.

     (F) Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, File No. 33-47159, effective date June 17, 1992.

     (G) Incorporated by reference to Exhibit 2.1 to the Company's Form 8-K dated December 31, 1996.

Item 17. Undertakings.

     A.  The undersigned small business issuer will:

          (1) file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

          (2) for the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

          (3) file a post-effective amendment to remove from registration any of the securities remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, (suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on May 12, 1997.

                                        TOPRO, INC., Registrant


                                        By /s/ John Jenkins
                                           ------------------------------------
                                           John Jenkins,  President and CEO

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Topro, Inc., by virtue of their signatures appearing below, hereby constitute and appoint John Jenkins and/or H. Robert Gill, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-3 in capacities set forth opposite their names on the signature page thereof and hereby ratify all that said attorneys-in-fact or either of them may do by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                   Date
---------                     -----                                   ----

/s/ R. Larry Ethridge         Chairman of the                     May 12, 1997
-------------------------     Board of Directors
R. Larry Ethridge


/s/ John Jenkins              President, Chief Executive          May 12, 1997
-------------------------     Officer, Principal Financial and
John Jenkins                  Accounting Officer and Director


                              Director
-------------------------
H. Robert Gill

                              Director
-------------------------
H. R. Hodge


/s/ Jon E. Walker             Director                            May 12, 1997
-------------------------
Jon E. Walker


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